Exhibit 99.1

LN HOSPITALITY DENVER LLC

Financial Statements for the Year Ended

December 31, 2020 and

Independent Auditor’s Report

LN HOSPITALITY DENVER LLC

INDEPENDENT AUDITORS' REPORT

To the Shareholders and Board of Directors of
Lodging Fund REIT III, Inc.

We have audited the accompanying financial statements of LN Hospitality Denver, LLC (the "Company"), which comprise the balance sheet as of December 31, 2020, and the related statement of operations, statement of changes in equity, and the statement of cash flows, for the year then ended, and the related notes to the financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors' Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the LN Hospitality Denver, LLC as of December 31, 2020, and the result of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

As discussed in Note 1 to the financial statements, the Company was acquired by Lodging Fund REIT III, Inc. on February 4, 2021. Our opinion is not modified with respect to this matter.

/s/ DELOITTE & TOUCHE LLP

April 22, 2021

LN HOSPITALITY DENVER LLC

BALANCE SHEET

AS OF DECEMBER 31, 2020

2020
ASSETS
Investment in hotel property, net of accumulated depreciation of $0	$23,610,000
Prepaid expenses and other assets	34,261
TOTAL ASSETS	$23,644,261

LIABILITIES
Debt	$20,498,180
Accounts payable	74,733
Accrued expenses and other liabilities	1,273,037
TOTAL LIABILITIES	21,845,950

Total Equity	1,798,311

TOTAL LIABILITIES AND EQUITY	$23,644,261

See accompanying notes to financial statements.

LN HOSPITALITY DENVER LLC

STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2020

HIDDEN_ROW
	2020
Revenue	$	−

Expenses
Property operations		138,859
General and administrative		12,404
Property tax		754,374
Interest expense		1,654,091
Asset impairment		6,307,779
Total Expenses		8,867,507

Net Loss		$(8,867,507)

See accompanying notes to financial statements.

LN HOSPITALITY DENVER LLC

STATEMENT OF CHANGE IN EQUITY

FOR THE YEAR ENDED DECEMBER 31, 2020

BALANCE, DECEMBER 31, 2019	$7,636,789

Contributions	3,029,029

Net loss	(8,867,507)

BALANCE, DECEMBER 31, 2020	$1,798,311

See accompanying notes to financial statements.

LN HOSPITALITY DENVER LLC

STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2020

	2020
Cash Flows From Operating Activities
Net income (loss)		$(8,867,507)
Adjustments to reconcile net income to cash provided by operating activities:
Asset Impairment		6,307,779
Change in operating assets and liabilities:
Accounts payable		74,732
Accrued expenses and other liabilities		270,424
Prepaid expenses and other assets		(34,261)
Net cash provided by operating activities		(2,248,832)

Cash Flows From Investing Activities
Improvements and additions to hotel property and equipment		(2,971,121)
Net cash used in investing activities		(2,971,121)

Cash Flows From Financing Activities
Proceeds from debt		2,190,924
Contributions		3,029,029
Net cash used in financing activities		5,219,953

Net Change in Cash		−
Beginning Cash		−
Ending Cash	$	−

Supplemental Disclosures of Cash Flow Information:
Interest paid		$1,321,241

See accompanying notes to financial statements.

LN20OSPITALITY DENVER LLC

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2020

1.           ORGANIZATION AND SUMMARY SIGNIFICANT ACCOUNTING POLICIES

Organization – LN Hospitality Denver, LLC (the “Company”) was formed for the purpose of developing and operating a Courtyard by Marriott hotel (the “Hotel Property”) in Aurora, Colorado. As of December 31, 2020, the property was under construction. Opened in March 2021, the 141-room, extended-stay hotel features meeting space, a fitness center and an indoor pool. Guest room options include bunk bed suites, a unique option for families and groups on multi-day stays. Amenities include complimentary Wi-Fi and breakfast.

The Hotel Property was acquired by a wholly-owned subsidiary of Lodging Fund REIT III, Inc. (“LF REIT III”) on February 4, 2021 for the contractual consideration of $27.9 million (see Note 4). The acquisition was accounted for by LF REIT III as an asset acquisition in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”).

A portion of the $27.9 million consideration consisted of 1,103,758 Series T LP Units of a wholly-owned subsidiary of LF REIT III (the “Operating Partnership”) (the “Series T Units”).  The Series T Units will convert into Common Limited Units of the Operating Partnership beginning 36 months, or at the option of the Company, up to 48 months, after February 4, 2021, at which point the value will be calculated pursuant to the terms of a Contribution Agreement, dated as of September 1, 2020 (as amended, the “Contribution Agreement”).  The number of Common Limited Units to be issued to the Company based on such conversion may be higher or lower than the initial valuation of the Series T Units. Based on a recent appraisal performed by a third-party valuation specialist, the initial valuation of the hotel property was determined to be $23.6 million.

The accompanying financial statements have been prepared for the purpose of complying with the provisions of Rule 8-04 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to the acquisition of a significant business to be included with certain filings with the SEC. The financial statements and related notes have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (‘‘GAAP’’).

Investment in Hotel Properties – The Company’s investments in hotel properties are carried at cost, including interest incurred during development and construction periods, and are depreciated using the straight-line method over the estimated useful lives of 15 years for land improvements, 15 years for building improvements, 39 years for buildings and five years for furniture, fixtures, and equipment (“FF&E”). Maintenance and repairs are expensed and major renewals or improvements to the hotel properties are capitalized. Interest used to finance the real estate under development is capitalized as an additional cost of development. The Company discontinued the capitalization of interest once the real estate development project was substantially complete in 2020.

The Company assesses the carrying value of its hotel properties whenever events or changes in circumstances indicate that the carrying amounts may not be recoverable. The recoverability is measured by comparing the carrying amount to the estimated future undiscounted cash flows which take into account current market conditions and the Company’s intent with respect to holding or disposing of the hotel properties. If the Company’s analysis indicates that the carrying value is not recoverable on an undiscounted cash flow basis, the Company will recognize an impairment loss for the amount by which the carrying value exceeds the fair value. The fair value is determined through various valuation techniques, including internally developed discounted cash flow models, comparable market transactions or third-party appraisals. During the year ended December 31, 2020, the Company recorded impairment charges on their hotel property of $6.3 million.

The use of projected future cash flows is based on assumptions that are consistent with a market participant’s future expectations for the travel industry and the economy in general and the Company’s expected use of the underlying hotel properties. The assumptions and estimates related to the future cash flows and the capitalization rates are complex and subjective in nature. Changes in economic and operating conditions that occur subsequent to a current impairment analysis and the Company’s ultimate use of the hotel property could impact the assumptions and result in future impairment losses to the hotel properties.

Use of Estimates – The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and certain expenses during the reporting period. Actual results could differ materially from the estimates in the near term.

Property Operating Expenses – Property operations expenses represent direct expenses of operating the Property and include personnel costs, utilities, and other property related expenses.

Recent Accounting Pronouncements – In May 2014, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606). The core principle of the new standard is that revenue should be recognized to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. ASU 2014-09 is effective for fiscal years beginning after December 15, 2018, and interim reporting periods within annual reporting periods beginning after December 15, 2019. The Company plans to adopt ASU 2014-09 when hotel operations commence.

In February 2016, the FASB issued ASU No. 2016-02, “Leases” (“ASU No. 2016-02”) (Topic 842), which sets out the principles for the recognition, measurement, presentation and disclosure of leases for both parties to a contract (i.e., lessees and lessors). ASU No. 2016-02 requires lessees to apply a dual approach, classifying leases as either finance or operating leases based on the principle of whether or not the lease is effectively a financed purchase of the leased asset by the lessee. This classification will determine whether the lease expense is recognized based on an effective interest method or on a straight-line basis over the term of the lease. A lessee is also required to record a right of use asset and a lease liability for all leases with a term of greater than 12 months regardless of their classification. Leases with a term of 12 months or less will be accounted for similar to existing guidance for operating leases. The new standard requires lessors to account for leases using an approach that is substantially equivalent to existing guidance for sales type leases, direct financing leases and operating leases. ASU No. 2016-02 is effective for fiscal years beginning after December 15, 2020, and interim periods within fiscal years beginning after December 15, 2021. The Company plans to adopt ASU 2016-02 for the year ending December 31, 2021. We do not anticipate any reclassifications or significant impacts on our consolidated financial statements as a result of this adoption.

2.           DEBT

The Company has entered into a loan agreement with Access Point Financial, LLC (the “Lender”), which is secured by the Hotel Property. The loan requires monthly payments of interest only with a balloon payment due at maturity. The loan has a fluctuating rate of interest equal to LIBOR Rate plus 10.00%. The loan matured in August 2020 and the Company entered negotiations with the lender. In February 2021, the loan was re-financed in connection with the sale of the Hotel Property. See Note 4 – Subsequent Events for details of the sale. As of December 31, 2020, the balance of the loan was $20.5 million.

3.           COMMITMENTS AND CONTINGENCIES

Litigation – The Property may be subject to legal claims in the ordinary course of business. The Company is not aware of any legal proceedings of which the outcome is probable or reasonably possible to have a material adverse effect on the Company’s results of operations, cash flows or financial condition, which would require accrual or disclosure of the contingency and possible range of loss.

Environmental Matters – In connection with the ownership and operation of real estate, the Property may be liable for costs and damages related to environmental matters. The Property has not been notified by any governmental authority of any non-compliance, liability or other claim, and the Company is not aware of any other environmental condition that it believes will have a material adverse effect on the Property’s results of operations.

Off Balance Sheet Arrangements – The Company has obtained a Commercial Property Assessed Clean Energy (PACE) loan to finance qualifying energy efficiency, water conservation and other clean energy improvements made to the Hotel Property during construction. The PACE loan is repaid through a voluntary special assessment on the Company’s annual property tax bill over the useful like of the improvements, up to 20 years. The loan is secured by the Hotel Property and the lien is attached to the property and transfers with ownership. As such, the Company has not recorded an asset or liability related to this loan. Payments made during the year are recorded as property tax expense in the accompanying statement of operations.

4.           SUBSEQUENT EVENTS

In preparing these financial statements, the Company has evaluated events and transactions for recognition or disclosure through April 20, 2021, the date these financial statements were available to be issued.

On February 4, 2021, the Company sold the Hotel Property for an aggregate contractual consideration of $27.9 million plus closing costs to the Operating Partnership. The consideration consists of a new loan entered into by subsidiaries of the Operating Partnership with Access Point Financial, LLC of $15.0 million secured by the Hotel Property, $11.0 million of which is guaranteed by LF REIT III, the issuance by the Operating Partnership of 1,103,758 Series T Units, and the payment by the Operating Partnership of approximately $1.9 million in cash.